EXHIBIT 11-1

                        SAVVIS COMMUNICATIONS CORPORATION
   CALCULATION OF BASIC AND DILUTED LOSS PER SHARE AND WEIGHTED AVERAGE SHARES
                             USED IN EPS CALCULATION
                                   (UNAUDITED)




For the Three-Months Ended                                                       June 30, 2002
                                                                                 -------------
Weighted average shares outstanding:
Common stock:
  Shares outstanding at beginning of period, net of 559,997
  shares subject to forfeiture                                                      93,426,510

  Weighted average shares, net of treasury shares, issued or vested during
  the three months ended June 30, 2002 (40,133 new shares issued)                      110,768
                                                                                  ------------
                                                                                    93,537,278
                                                                                  ============
Loss attributable to common shareholders                                          $(25,870,000)
                                                                                  ------------
Basic and diluted loss per share                                                  $      (0.28)
                                                                                  ============





For the Six-Months Ended                                                         June 30, 2002
                                                                                 -------------

Weighted average shares outstanding:
Common stock:
  Shares outstanding at beginning of period, net of 740,928
  shares subject to forfeiture                                                      93,177,425

  Weighted average shares, net of treasury shares, issued or vested during
  the six months ended June 30, 2002 (108,287 new shares issued)                       284,904
                                                                                  ------------
                                                                                    93,462,329
                                                                                  ============
Loss attributable to common shareholders                                          $(47,337,000)
                                                                                  ------------
Basic and diluted loss per share                                                  $      (0.51)
                                                                                  ============




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